Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CIBER, Inc, a Delaware corporation (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(1)           The form 10-Q of the Company for the fiscal quarter ended June 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 29, 2004	By	/s/ Mac J. Slingerlend
Mac J. Slingerlend
Chief Executive Officer, President and Secretary

Date:	July 29, 2004	By	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior Vice President and Treasurer